UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   April 20, 2007

Sepracor Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-19410	22-2536587
(State or Other Juris- diction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

84 Waterford Drive
Marlborough, MA	01752
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:   (508) 481-6700

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))4

Item 2.02            Results of Operations and Financial Condition.

On April 24, 2007, Sepracor Inc. announced its financial results for the quarter ended March 31, 2007.  The full text of the press release issued in connection with the announcement is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Form 8-K and the Exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (as amended, the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 8.01            Other Events.

On April 20, 2007, Sepracor entered into a Memorandum of Understanding (the “MOU”), regarding the settlement of two securities class action lawsuits (the “Class Actions”) pending in the United States District Court for the District of Massachusetts (the “Court”) against Sepracor and certain of its current and former officers and one director (the “Defendants”).  As previously disclosed, the Class Actions, which were filed on behalf of certain purchasers of Sepracor’s equity and debt securities (the “Plaintiffs”), allege that the Defendants violated the federal securities laws by making false and misleading statements relating to the testing, safety and likelihood of approval of tecastemizole by the United States Food and Drug Administration.

Under the terms of the MOU, which outlines certain elements of a settlement that will require the execution by all parties of definitive settlement agreement(s), notice to the Plaintiffs and final approval by the Court, Sepracor has agreed with counsel for the lead Plaintiffs to pay or cause to be paid $52.5 million in settlement of the Class Actions.  Of this amount, Sepracor will pay $34.0 million and expects that its insurance carriers will pay the remaining $18.5 million.  In consideration of this settlement payment, counsel for the lead Plaintiffs has agreed, that the settlement will include a dismissal of the Class Actions with prejudice and a release of claims by the Plaintiffs.

The MOU contains no admission of wrongdoing.  Sepracor and the other defendants have always maintained and continue to believe that they did not engage in any wrongdoing or otherwise commit any violation of federal or state securities laws or other laws.  However, given the potential cost and burden of continued litigation, Sepracor believes the settlement is in its best interests and the best interests of its stockholders.

Forward-Looking Statements

This current report on Form 8-K contains forward-looking statements that involve risks and uncertainties, including statements with respect to the settlement of the pending class action lawsuits, including the amount of the settlement payment and the portion to be paid by Sepracor. Among the factors that could cause actual results to differ materially from those indicated by such forward-looking statements are disagreement over the terms of the definitive agreement(s) to settle the Class Actions, a decision by the Court not to approve the settlement, an appeal or objections raised by the plaintiffs, the insurers failure to contribute the agreed upon amount to the settlement and certain other factors that are detailed in Sepracor’s annual report on Form 10-K for the year ended December 31, 2006 filed with the Securities and Exchange Commission.

Item 9.01            Financial Statements and Exhibits.

(c)           Exhibits

The following exhibit relating to Item 2.02 shall be deemed to be furnished, and not filed:

99.1         Press Release dated April 24, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sepracor Inc.

Date: April 23, 2007	By:	/s/ Andrew I. Koven
	Name:	Andrew I. Koven
	Title:	Executive Vice President, General Counsel
and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated April 24, 2007